As filed with the Securities and Exchange Commission on April 6, 2001.

                                                      Registration No 333-58306

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                                 Amendment No. 1

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
                  --------------------- ---------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                            ------------ ----------
                 (State or other jurisdiction of incorporation)

                                           8229 Boone Blvd. #802
                                           Vienna, Virginia  22182
    84-09l6344                             (703) 506-9460
   --------------                     -----------------------------------
 (IRS Employer I.D.                  (Address, including zip code, and telephone
  Number)                             number including area of principal
                                      executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                   ------------------------ ----------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                 As soon as practicable after the effective date
                         of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [X] 333-34604

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


  Title of each                        Proposed     Proposed
    Class of                            Maximum     Maximum
  Securities               Amount      Offering     Aggregate     Amount of
    to be                   to be      Price Per    Offering     Registration
  Registered             Registered     Unit (1)     Price          Fee (1)
  ----------             -----------  ----------   ----------     ------------

Common stock (2)          1,902,000      $1.40     $2,662,800         $703


(1) Offering price computed in accordance with Rule 457(c).
(2) Shares of common stock offered by the selling shareholders and which may be issuable upon the exercise of Series D Warrants. The Series D Warrants were issued in connection with the sale of the Company's common stock to the selling shareholders. The actual number of shares issuable upon the exercise of the Series D warrants will vary depending upon a number of factors, including the price of the Company's common stock at certain dates.

      This registration statement is being filed pursuant to Rule 462(b). Pursuant to Instruction IV of the general instructions to Form S-3 the contents of registration statement 333-34604 are incorporated by reference.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 27th day of March, 2001.

                               CEL-SCI CORPORATION


                                       By:  /s/
                                           -----------------------
                                            Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

 /s/                           Director and Principal     March 27, 2001
------------------------       Executive Officer
Maximilian de Clara

 /s/                           Director, Principal        March 27, 2001
------------------------       Financial Officer
Geert R. Kersten               and Chief Executive Officer

 /s/                           Director                   March 27, 2001
------------------------
Alexander G. Esterhazy

 /s/                           Director                   March 27, 2001
------------------------
F. Donald Hudson